EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No.333-194527) of First Industrial, L.P. of our report dated February 23, 2018 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of First Industrial, L.P., which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 23, 2018